UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(866) 331-5324

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 16, 2019, the Board of Directors (the “Board”) of AudioEye, Inc. (the “Company”) appointed Todd Bankofier as the Chief Revenue Officer of the Company. At such time, Mr. Bankofier ceased to serve as the Company’s Chief Executive Officer.

(e)

In connection with Mr. Bankofier’s appointment as Chief Revenue Officer as described above, the Company and Mr. Bankofier entered into a Second Amended and Restated Executive Employment Agreement effective as of September 16, 2019 (the “Amended Agreement”), which amends and restates that certain Amended and Restated Executive Employment Agreement, effective as of January 1, 2019, between the Company and Mr. Bankofier. The Amended Agreement provides for a term of employment through September 15, 2020 (the “Term”).  If Mr. Bankofier’s employment continues after the Term expires, then such employment will be on an at-will basis subject to the terms and conditions of the Amended Agreement. Under the Amended Agreement, Mr. Bankofier’s base annual salary will change to $230,000 as of January 1, 2020, subject to adjustment after expiration of the Term. Mr. Bankofier will continue to be eligible to receive an annual bonus for 2019 and, for 2020 and any subsequent years, will be eligible to receive quarterly bonuses based on the extent to which the Company achieves certain quarterly bookings and sales goals that will be established by the Board. The Amended Agreement also provides for Mr. Bankofier, subject to approval by the Compensation Committee of the Board, to be granted restricted stock units having a value of approximately $50,000 at the time of grant. Also, if during the term of the Amended Agreement (including any period following the Term), the Company terminates Mr. Bankofier’s employment without cause or he resigns for “good reason” (the definition of which is modified in the Amended Agreement), Mr. Bankofier will be eligible to receive a separation payment in an amount of up to four months of his base annual salary and payment of the cost of certain COBRA continuation coverage for him and his eligible dependents.

The foregoing description of the Amended Agreement is qualified in its entirety by the terms and conditions of the Amended Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description
10.1	Second Amended and Restated Executive Employment Agreement, effective as of September 16, 2019, between the Company and Todd Bankofier

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2019	By:	/s/ Dr. Carr Bettis
Dr. Carr Bettis
Executive Chairman

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